Report of Independent
Registered Public Accounting
Firm

To the Board of Trustees and
Shareowners of
Pioneer Tax Free Income Fund

In planning and performing our
audit of the financial statements
of Pioneer Tax Free Income
Fund as of and for the year ended
December 31, 2006, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered its internal control
over financial reporting,
including control activities for
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of Pioneer
Tax Free Income Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of Pioneer Tax
Free Income Fund is responsible
for establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a company's assets that could
have a material effect on the
financial statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or employees, in the
normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the company's
ability to initiate, authorize,
record, process or report external
financial data reliably in
accordance with generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the company's
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of Pioneer Tax
Free Income Fund's internal
control over financial reporting
was for the limited purpose
described in the first paragraph
and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in Pioneer Tax Free
Income Fund's internal control
over financial reporting and its
operation, including controls for
safeguarding securities that we
consider to be a material
weakness as defined above as of
December 31, 2006.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Pioneer Tax Free
Income Fund and the Securities
and Exchange Commission and
is not intended to be and should
not be used by anyone other than
these specified parties.


ERNST & YOUNG LLP


Boston, Massachusetts
February 21, 2007